Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Owlet, Inc. of our report dated March 30, 2021 relating to the financial statements of Owlet Baby Care Inc., which appears in Owlet, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-258506).

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

September 20, 2021